Exhibit 10.7
AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT AND GENERAL RELEASE (the “Release”) is made effective as of the 8th day of February 2011, by and between Pacific Office Management, Inc., a Delaware corporation (“POMI”), Pacific Office Properties Trust, Inc., a Maryland corporation (“POPT”), Pacific Office Properties, L.P., a Delaware limited partnership (the “OP”) and their successors (collectively referred to herein as the “Company”), and James R. Wolford (the “Executive”).

WHEREAS, POMI, POPT and the Executive previously entered into that certain Employment Agreement dated as of April 5, 2010, as amended by that certain Amendment, Assignment and Assumption Agreement by and among POPT, the OP and the Executive dated as of January 3, 2011 (collectively referred to herein as the “Employment Agreement”);

WHEREAS, the Executive is resigning from his employment with the Company and the Employment Agreement is being terminated in connection with such resignation; and

WHEREAS, capitalized terms not otherwise defined herein have the meanings given to such terms in the Employment Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of Employment.  The Executive and the Company agree that the Executive’s employment with the Company is terminated, effective March 10, 2011 (the “Date of Termination”); provided, however, that the Executive’s duties as Chief Financial Officer of POMI and Chief Financial Officer of POPT, shall cease effective February 8, 2011.

2. Termination of Employment Agreement.  The Executive and the Company agree that the Employment Agreement is terminated, effective March 10, 2011; provided, however, that the provisions of Section 7(f) and Section 10 of the Employment Agreement shall survive the termination of the Employment Agreement, as provided therein.

3. Severance Benefits.  In consideration for the promises made in this Release, the Company agrees to pay the Executive the following “Severance Benefits,” subject to Paragraph 4 hereof:

(a) A “Severance Payment” in the sum of three hundred thousand dollars ($300,000) in a lump sum on May 9, 2011;

(b) A “Pro Rata Bonus” in the sum of eighteen thousand nine hundred four dollars and eleven cents ($18,904.11) in a lump sum on May 9, 2011;

(c) If the Executive elects to continue the Executive’s and/or the Executive’s family’s health insurance under the Company group health program pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company agrees to continue to pay the Company portion (as if Executive were still employed) of the Executive’s health insurance premium plus the COBRA administrative premium for twelve (12) months; and

(d) The Executive shall become fully and immediately vested upon the Date of Termination with respect to forty-three thousand five hundred sixty-two (43,562) RSUs, with such RSUs to be settled by the Company in the form of membership interests in POP Executive Partners, LLC soon as practicable following the Date of Termination, but in no event later than May 9, 2011.

4. Conditions to Severance Benefits.  The Executive acknowledges that the Severance Benefits are being provided by the Company as consideration for the Executive entering into this Release, including, without limitation, the release of claims and waiver of rights provided for herein.  If this Release has not become irrevocable on or before May 9, 2011, the Executive shall forfeit any right to the Severance Benefits.  The Executive acknowledges that the Severance Benefits shall be subject to all applicable withholding and reporting requirements.

5. Accrued Compensation.  The Executive shall be entitled to receive any Accrued Compensation in accordance with the terms of the Employment Agreement, including, without limitation, the following: (i) the Executive’s Annual Performance Bonus for 2010, in the amount of seventy-four thousand two hundred forty-eight dollars and fifty cents ($74,248.50), payable by March 1, 2011, pursuant to Section 4(b)(i) of the Employment Agreement; (ii) any accrued but unpaid Company Salary through the Date of Termination; (iii) any accrued but unused vacation through the Date of Termination; (iv) reimbursement of any expenses incurred through the Date of Termination, in accordance with Section 4(g) of the Employment Agreement; and (v) all vested benefits and amounts under any plan, program or arrangement, the payment and other rights with respect to which shall be governed by the terms thereof.

6.          Continuing Benefits.  The Executive shall continue to receive the following benefits through the Date of Termination: (i) continued participation in Company benefit plans, in accordance with Section 5(a) of the Employment Agreement; (ii) continued fringe benefits, in accordance with Section 5(b) of the Employment Agreement; (iii) continued automobile allowance, in accordance with Section 5(c) of the Employment Agreement; and (iv) continued cell phone allowance, in accordance with Section 5(d) of the Employment Agreement.

7.          General Release.  The Executive, with full understanding of the contents and legal effect of this Release and having the right and opportunity to consult with his counsel, releases and discharges the Company, its shareholders, officers, directors, supervisors, managers, employees, agents, representatives, attorneys, parent companies, divisions, subsidiaries and affiliates, and all related entities of any kind or nature, and its and their predecessors, successors, heirs, executors, administrators, and assigns (collectively, the “Company Released Parties”) from any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever, that he ever had or now has, whether fixed or contingent, liquidated or unliquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy, arising prior to the execution of this Release.  Without limiting the generality of the foregoing, it being the intention of the parties hereto to make this Release as broad and as general as the law permits, this Release specifically includes, without limitation, any and all subject matters and claims arising from any alleged violation by the Released Parties under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. § 1981); the Rehabilitation Act of 1973, as amended; the Executive Retirement Income Security Act of 1974, as amended; the Hawaii Employment Practices Act, and other similar state or local laws; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act; the Equal Pay Act; Executive Order 11246; Executive Order 11141; and any other statutory claim, employment or other contract or implied contract claim, claim for equity in the Company, or common law claim for wrongful discharge, breach of an implied covenant of good faith and fair dealing, defamation, or invasion of privacy arising out of or involving his employment with the Company, the termination of his employment with the Company, or involving any continuing effects of his employment with the Company or termination of employment with the Company; provided, however, that nothing herein waives or releases the Executive’s rights to any payments or benefits the Company is required to pay or provide pursuant to the terms of this Release.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

8.          Covenant Not to Sue.  The Executive agrees not to bring, file, charge, claim, sue or cause, assist, or permit to be brought, filed, charged or claimed any action, cause of action, or proceeding regarding or in any way related to any of the claims described in Paragraph 7 hereof, and further agrees that his Release is, will constitute and may be pleaded as, a bar to any such claim, action, cause of action or proceeding.  If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Release, the Executive will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, civil action, suit or legal proceeding.

9.          Severability.  If any provision of this Release shall be found by a court to be invalid or unenforceable, in whole or in part, then such provision shall be construed and/or modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Release, as the case may require, and this Release shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.  The parties hereto further agree to seek a lawful substitute for any provision found to be unlawful; provided, however, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Release modify this Release so that, once modified, this Release will be enforceable to the maximum extent permitted by the law in existence at the time of the requested enforcement.

10.          Withholding.  The payments and other benefits provided hereunder shall be treated as wages and subject to all applicable taxes and other payroll deductions required by law.

11          Non-Disclosure.  The Executive agrees that he will keep the terms and amounts set forth in this Release completely confidential and will not disclose any information concerning this Release’s terms and amounts to any person other than his attorney, accountant, tax advisor, or immediate family.

12.          Representation.  The Executive hereby agrees that this Release is given knowingly and voluntarily and agrees and acknowledges that:

(a)           the Executive shall re-execute this Release as of the Date of Termination, and that the Company’s obligations under this Release (other than the Accrued Compensation pursuant to Section 5) shall be terminated unless the Executive re-executes this Release (without subsequent revocation) on or after the Date of Termination and prior to May 9, 2011;

(b)           this Release is written in a manner understood by the Executive;

(c)           this release refers to and waives any and all rights or claims that he may have arising under the Age Discrimination in Employment Act, as amended;

(d)           the Executive has not waived any rights arising after the date of this Release;

(e)           the Executive has received valuable consideration in exchange for the release in addition to amounts the Executive is already entitled to receive; and

(f)           the Executive has been advised to consult with an attorney prior to executing this Release.

13.          Consideration and Revocation.  The Executive is receiving this Release on February 8, 2011, and the Executive shall be given twenty-one (21) days from receipt of this Release to consider whether to sign this Release.  The Executive agrees that changes or modifications to this Release do not restart or otherwise extend the above twenty-one (21)-day period.  Moreover, the Executive shall have seven (7) days following execution to revoke this Release in writing to the Secretary of the Company and this Release shall not take effect until those seven (7) days have ended.

14.          Amendment.  This Release may not be altered, amended, or modified except in writing signed by both the Executive and the Company.

15.          Joint Participation.  The parties hereto participated jointly in the negotiation and preparation of this Release, and each party has had the opportunity to obtain the advice of legal counsel and to review and comment upon this Release.  Accordingly, it is agreed that no rule of construction shall apply against any party hereto or in favor of any party.  This Release shall be construed as if the parties hereto jointly prepared this Release, and any uncertainty or ambiguity shall not be interpreted against one party and in favor of the other.

16.          Binding Effect; Assignment.  This Release and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, representatives and permitted assigns.  Neither party hereto may assign its respective interests hereunder without the express written consent of the other party.

17.          Applicable Law.  This Release shall be governed by, and construed in accordance with, the state laws as provided in the Employment Agreement.

18.          Execution of Release.  This Release may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one (1) Release.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING, WITHOUT LIMITATION, THOSE UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT, AND OTHER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

If Executive signs this Release less than twenty-one (21) days after he receives it from the Company, he confirms that he does so voluntarily and without any pressure or coercion from anyone at the Company.

(Remainder of this Page Intentionally Left Blank)

FIRST EXECUTION

IN WITNESS WHEREOF, the Executive and the Company have voluntarily signed this Agreement and General Release on the respective dates set forth below.

PACIFIC OFFICE MANAGEMENT, INC.

Date: February 11, 2011	By:	/s/ James R. Ingebritsen
James R. Ingebritsen
President and Chief Executive Officer

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: February 11, 2011	By:	/s/ James R. Ingebritsen
James R. Ingebritsen
President and Chief Executive Officer

PACIFIC OFFICE PROPERTIES, L.P.

Date: February 11, 2011	By:	PACIFIC OFFICE PROPERTIEST TRUST, INC. its general partner

By: /s/ James R. Ingebritsen
James R. Ingebritsen
President and Chief Executive Officer

EXECUTIVE

Date: February 11, 2011	/s/ James R. Wolford
James R. Wolford

DATE OF TERMINATION EXECUTION
(Section to be executed as of the Date of Termination set forth in this Release)

IN WITNESS WHEREOF, the Executive and the Company have voluntarily re-signed this Agreement and General Release on the respective dates set forth below.

PACIFIC OFFICE MANAGEMENT, INC.

Date: March 10, 2011	By:	/s/ James R. Ingebritsen
James R. Ingebritsen
President and Chief Executive Officer

PACIFIC OFFICE PROPERTIES TRUST, INC.

Date: March 10, 2011	By:	/s/ James R. Ingebritsen
James R. Ingebritsen
President and Chief Executive Officer

PACIFIC OFFICE PROPERTIES, L.P.

Date: March 10, 2011	By:	PACIFIC OFFICE PROPERTIEST TRUST, INC. its general partner

By: /s/ James R. Ingebritsen
James R. Ingebritsen
President and Chief Executive Officer

EXECUTIVE

Date: March 10, 2011	/s/ James R. Wolford
James R. Wolford